UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) October 22, 2003

TheraSense, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33139	94-3267373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1360 South Loop Road, Alameda, California	94502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 749-5400

Not Applicable

(Former name or former address, if changed since last report)

ITEM 9: REGULATION FD DISCLOSURE
ITEM 12: RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition.”

     On October 22, 2003, the Company announced its financial results for the quarter ended September 30, 2003. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

     The information furnished shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing thereunder or under the Securities Act of 1933 unless expressly set forth by specific reference in such filing.

Exhibit Index

99.1	Earnings Press Release, dated October 22, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2003	THERASENSE, INC.

By:	/s/ W. Mark Lortz

W. Mark Lortz President, Chief Executive Officer and Chairman